Cannae Holdings, Inc. Provides Update on Share Repurchase Program
~ Share Repurchases Remain a Priority for Capital Deployment as Cannae Shares Trade at a 44% Discount to Liquidation Value ~
Las Vegas, May 18, 2023 -- Cannae Holdings, Inc. (NYSE:CNNE) (“Cannae” or the “Company”) today provided an update on its previously authorized stock repurchase program. The Company currently has authority to repurchase approximately 8.4 million shares, or 11% of Cannae’s shares outstanding, under the Company’s 10 million share repurchase plan authorized in 2022.

William P. Foley, II, Chairman of Cannae, commented, “Our shares are currently trading at a 44% discount to the Net Asset Value per Share of our portfolio companies despite their strong performance and, we believe, promising outlook. As a result, we will continue to utilize our share repurchase authorization to buy back stock when our shares trade at such a meaningful discount to Net Asset Value per Share. We have sufficient liquidity to complete this repurchase program.”

Purchases may be made from time to time in the open market at prevailing prices or in privately negotiated transactions through August 3, 2025. The repurchase program does not obligate the Company to acquire any specific number of shares and may be suspended or terminated at any time.

About Cannae Holdings, Inc.

We primarily acquire interests in operating companies and are engaged in actively managing and operating a core group of those companies. We are a long-term owner that secures control and governance rights of other companies primarily to engage in their lines of business and we have no preset time constraints dictating when we sell or dispose of our businesses. We believe that our long-term ownership and active involvement in the management and operations of companies helps maximize the value of those businesses for our shareholders. Cannae’s current operating interests include Dun & Bradstreet Holdings, Inc. (NYSE: DNB), in which Cannae holds 79 Million shares or 18% interest, and Alight, Inc. (NYSE: ALIT), in which Cannae owns 52.5 Million shares representing a 10% interest. Cannae also holds 5 Million shares, or 3%, of Ceridian HCM Holdings, Inc. (NYSE: CDAY), 27 Million shares, or 24%, of System1, Inc. (NYSE: SST), and 3.4 Million shares, or 6% of Paysafe Limited (NYSE: PSFE). Cannae’s other principal operating holdings include Sightline Payments, of which Cannae owns 32%, Computer Services, Inc., of which Cannae owns 9% and Black Knight Football & Entertainment, LP, of which Cannae owns approximately 50%.

Forward-Looking Statements and Risk Factors

This document contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions, or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets and changes in macroeconomic conditions resulting from the outbreak of a pandemic or escalation of the current conflict between Russia and Ukraine; risks associated with the Investment Company Act of 1940; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; significant competition that our operating subsidiaries face; risks related to the externalization of certain of our management functions to an external manager; and other risks.

This document should be read in conjunction with the risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-Q,10-K and other filings with the Securities and Exchange Commission.

Contacts

Jamie Lillis, Managing Director, Solebury Strategic Communications, 203-428-3223, jlillis@soleburystrat.com

Source: Cannae Holdings, Inc.